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                                                                      Exhibit 21

                 SUBSIDIARIES OF THE ELDER-BEERMAN STORES CORP.
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                             The Bee-Gee Shoe Corp.

                            The El-Bee Chargit Corp.

                       The El-Bee Receivables Corporation

                       Elder-Beerman West Virginia, Inc.

                              S&T Financial Corp.

                              S&T Securities Corp.